As filed with the Securities and Exchange Commission on August 8, 2007
Registration No. 333-

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER THE
SECURITIES ACT OF 1933
ENBRIDGE INC.
(Exact Name of Registrant as Specified in Its Charter)
Canada
(State or Other Jurisdiction of Incorporation or Organization)
None
(I.R.S. Employer Identification Number)
3000, 425 – 1st Street S.W.
Calgary, Alberta, Canada T2P 3L8
(Address of Principal Executive Offices)
Enbridge Inc. Incentive Stock Option Plan (2007)
Enbridge Inc. Performance Stock Option Plan (2007)
(Full Title of the Plans)
E. Chris Kaitson
Enbridge Energy Company, Inc.
1100 Louisiana, Suite 3300
Houston, Texas 77002
(713) 650-8900
(Name, Address and Telephone Number of Agent for Service)
CALCULATION OF REGISTRATION FEE

			Proposed
		Proposed	Maximum
		Maximum	Aggregate	Amount of
Title of		Offering Price	Offering price	Registration
Securities to be Registered	Amount to be Registered	Per Share(1)	(1)	Fee (1)
Common Shares of Enbridge Inc.	4,000,000	$34.72	$138,880,000	$4,263.62

(1)	Pursuant to Rule 457(h)(1) under the Securities Act of 1933, as amended, the proposed maximum offering price per share, the proposed maximum aggregate offering price and the amount of the registration fee have been computed on the basis of the price of securities of the same class.

GENERAL INSTRUCTIONS

PART I

INFORMATION REQUIRED IN THE SECTION 10(a) PROSPECTUS
EXPLANATORY NOTE
     As permitted by Rule 428 under the Securities Act of 1933, as amended (the “Securities Act”), this Registration Statement omits the information specified in Part I of Form S-8. The documents containing the information specified in Part I will be delivered to the participants in the plans covered by this Registration Statement, as required by Rule 428(b). Such documents are not being filed with the Securities and Exchange Commission (the “Commission”) as part of this Registration Statement or as prospectuses or prospectus supplements pursuant to Rule 424 of the Securities Act.

I-1

PART II
INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.	Incorporation of Documents by Reference
          The following documents filed by Enbridge Inc. (the “Company”) are hereby incorporated by reference in this Registration Statement:
          The Annual Report on Form 40-F, filed by the Company on February 27, 2007, pursuant to the Securities Exchange Act of 1934 (the “Exchange Act”) (File No. 001-15254).
          The Reports on Form 6-K, filed by the Company on the following dates, pursuant to the Exchange Act (File No. 001-15254):
January 3, 2007, January 17, 2007, January 31, 2007, February 1, 2007, March 1, 2007, March 26, 2007, March 28, 2007, April 2, 2007, May 1, 2007, May 2, 2007, June 1, 2007, July 2, 2007 and August 1, 2007.
          All documents filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, and to the extent designated therein, certain Reports on Form 6-K made by the Company, after the date of this Registration Statement and prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this Registration Statement and to be a part hereof from the filing date of such documents.
          Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein (or in any other subsequently filed document which also is incorporated or deemed to be incorporated by reference herein) modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement.
          The holders of Common Shares are entitled to one vote for each share held of record on all matters voted on by shareholders (other than matters in respect of which only holders of another class of shares are entitled to vote) and are entitled to share ratably in any dividends or distribution to shareholders. The holders of Common Shares have no pre-emptive, redemptive or conversion rights. All Common Shares are issued as fully paid and nonassessable.

Item 4.	Description of Securities
          Not applicable.

Item 5.	Interests of Named Experts and Counsel
          Not applicable.

Item 6.	Indemnification of Directors and Officers
          Section 34 of By-law No. 1 of the Company provides that, subject to the limitations contained in the Canada Business Corporations Act (the “CBCA” or the “Act”) but without limit to the right of the Company to indemnify as provided for in the Act, the Company shall indemnify a director or officer, a former director or officer, or another individual who acts or acted at the Company’s request as a director or officer, or an individual acting in a similar capacity, of another entity, against all costs, charges and expenses, including an amount paid to settle an action or satisfy a judgment, reasonably incurred by the individual in respect of any civil, criminal, administrative, investigative or other proceeding in which the individual is involved because of that association with the Company or other entity, if the individual:
     (i) acted honestly and in good faith with a view to the best interests of the Company or, as the case may be, to the best interests of the other entity for which the individual acted as director or officer or in a similar capacity at the Company’s request; and
     (ii) in the case of a criminal or administrative action or proceeding that is enforced by a monetary penalty, had reasonable grounds for believing that the individual’s conduct was lawful.
          The CBCA provides that a corporation may with the approval of a court, indemnify a director or officer, a former director or officer, or another individual who acts or acted at the corporation’s request as a director or officer or an individual acting in a similar capacity, of another entity with respect to any security holder’s derivative action brought pursuant to the CBCA. The CBCA also provides that as of right, in general, the individuals referred to in the foregoing sentence are entitled to indemnity if the individual seeking indemnity:
     (i) was not judged by a court or other competent authority to have committed any fault or omitted to do anything that the individual ought to have done;
     (ii) acted honestly and in good faith with a view to the best interests of the corporation or, as the case may be, to the best interests of the other entity for which the individual acted as a director or officer or in a similar capacity at the corporation’s request; and
     (iii) where a criminal or administrative action or proceeding that is enforced by a monetary penalty, the individual had reasonable grounds for believing that the individual’s conduct was lawful.
          As authorized by Section 35 of By-law No. 1, the Company has an insurance policy which indemnifies directors and officers against certain liabilities incurred by them in their capacities as such, including among other things, certain liabilities under the Securities Act of 1933.
          Insofar as indemnification for liabilities arising from the Securities Act may be permitted to directors, officers or persons controlling the registrant pursuant to the foregoing provisions, the Company has been informed that in the opinion of the U.S. Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 7.	Exemption from Registration Claimed
          Not applicable.

Item 8.	Exhibits

Exhibit
No.	Description
2.1	(a) Articles of Continuance of the Corporation, dated December 15, 1987

(b) Certificate of Amendment, dated August 2, 1989, to the Articles of the Corporation

(c) Articles of Amendment of the Corporation, dated April 30, 1992

(d) Articles of Amendment of the Corporation, dated July 2, 1992

(e) Articles of Amendment of the Corporation, dated August 6, 1992

(f) Articles of Arrangement of the Corporation dated December 18, 1992, attaching the Arrangement Agreement, dated December 15, 1992

(g) Certificate of Amendment of the Corporation (notarial certified copy), dated December 18, 1992

(h) Articles of Amendment of the Corporation, dated May 5, 1994

(i) Certificate of Amendment, dated October 7, 1998

(j) Certificate of Amendment, dated November 24, 1998

(k) Certificate of Amendment, dated April 29, 1999

(l) Certificate of Amendment, dated May 5, 2005

2.2	General By-Law No. 1 of the Corporation, effective December 18, 1992, as amended effective May 5, 2004

4.1	Specimen Form of Common Stock Certificate

4.2	Enbridge Inc. Incentive Stock Option Plan (2007) and amendments thereto through the date hereof

4.3	Enbridge Inc. Performance Stock Option Plan (2007) and amendments thereto through the date hereof

5.1	Opinion of McCarthy Tétrault LLP as to the validity of the Common Shares

23.1	Consent of PricewaterhouseCoopers LLP

24.1	Power of Attorney (included on the signature page of this Registration Statement)

Item 9.	Undertakings
          The undersigned registrant hereby undertakes:
(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:
(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)	To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in aggregate, represent a fundamental change in the information set forth in this Registration Statement;

(iii)	To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;
     provided, however, that paragraphs (1)(i) and (1)(ii) of this Item 9 do not apply if the information required to be included in the post-effective amendment by those paragraphs is contained in period reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.
(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:
The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering prepared by or on behalf of the registrant or used or referred to by the registrant;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.
(5) The undersigned Company hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company’s annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In any event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES
          Pursuant to the requirements of the Securities Act of 1933, the Company certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Calgary, Province of Alberta, Canada, on August 8, 2007.

ENBRIDGE INC.
By:	/s/ Patrick D. Daniel
Name: Patrick D. Daniel
Title: President & Chief Executive Officer

POWER OF ATTORNEY
          KNOW ALL MEN BY THESE PRESENTS that each individual whose signature appears below constitutes and appoints Patrick D. Daniel, Stephen J. Wuori, Darby J. Wade and Alison T. Love, and each of them, any of whom may act without the joinder of the other, as their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same with all exhibits thereto, and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or his or her substitute, may lawfully do or cause to be done by virtue hereof.
          Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the indicated capacities on August 8, 2007.

Signature	Title	Date

/s/ Patrick D. Daniel Patrick D. Daniel	President, Chief Executive Officer, and Director (Principal Executive Officer)	August 8, 2007

/s/ Stephen J. Wuori Stephen J. Wuori	Executive Vice President, Chief Financial Officer & Corporate Development (Principal Financial and Accounting Officer)	August 8, 2007

/s/ David A. Arledge David A. Arledge	Chair	August 8, 2007

/s/ James J. Blanchard James J. Blanchard	Director	August 8, 2007

/s/ J. Lorne Braithwaite J. Lorne Braithwaite	Director	August 8, 2007

/s/ J. Herb England J. Herb England	Director	August 8, 2007

/s/ E. Susan Evans E. Susan Evans	Director	August 8, 2007

/s/ David A. Leslie David A. Leslie	Director	August 8, 2007

Signature	Title	Date

/s/ Robert W. Martin Robert W. Martin	Director	August 8, 2007

/s/ George K. Petty George K. Petty	Director	August 8, 2007

/s/ Charles E. Shultz Charles E. Shultz	Director	August 8, 2007

/s/ Dan C. Tutcher Dan C. Tutcher	Director	August 8, 2007

Signature	Title	Date

/s/ E. Chris Kaitson E. Chris Kaitson	Authorized Representative in the United States	August 8, 2007

INDEX TO EXHIBITS

Exhibit No.	Description	Method of Filing
2.1	(a) Articles of Continuance of the Corporation, dated December 15, 1987	Incorporated by reference to Exhibit 2.1(a) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(b) Certificate of Amendment, dated August 2, 1989, to the Articles of the Corporation	Incorporated by reference to Exhibit 2.1(b) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(c) Articles of Amendment of the Corporation, dated April 30, 1992	Incorporated by reference to Exhibit 2.1(c) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(d) Articles of Amendment of the Corporation dated July 2, 1992	Incorporated by reference to Exhibit 2.1(d) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(e) Articles of Amendment of the Corporation, dated August 6, 1992	Incorporated by reference to Exhibit 2.1(e) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(f) Articles of Arrangement of the Corporation dated December 18, 1992, attaching the Arrangement Agreement, dated December 15, 1992	Incorporated by reference to Exhibit 2.1(f) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(g) Certificate of Amendment of the Corporation (notarial certified copy), dated December 18, 1992	Incorporated by reference to Exhibit 2.1(g) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(h) Articles of Amendment of the Corporation, dated May 5, 1994	Incorporated by reference to Exhibit 2.1(h) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(i) Certificate of Amendment, dated October 7, 1998	Incorporated by reference to Exhibit 2.1(i) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(j) Certificate of Amendment, dated November 24, 1998	Incorporated by reference to Exhibit 2.1(j) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(k) Certificate of Amendment, dated April 29, 1999	Incorporated by reference to Exhibit 2.1(k) to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

	(l) Certificate of Amendment, dated May 5, 2005	Incorporated by reference to Exhibit 2.1(l) to Enbridge’s Registration Statement on Form S-8 (File No. 333-127265) filed August 5, 2005.

Exhibit No.	Description	Method of Filing

2.2	General By-Law No. 1 of the Corporation, effective December 18, 1992, as amended effective May 5, 2004	Incorporated by reference to Exhibit 2.2 to Enbridge’s Registration Statement on Form S-8 (File No. 333-127265) filed August 5, 2005.

4.1	Specimen Form of Common Stock Certificate	Incorporated by reference to Exhibit 4.1 to Enbridge’s Registration Statement on Form S-8 (File No. 333-13456) filed May 7, 2001.

4.2	Enbridge Inc. Incentive Stock Option Plan (2007) and amendments thereto through the date hereof	Filed herewith

4.3	Enbridge Inc. Performance Stock Option Plan (2007) and amendments thereto through the date hereof	Filed herewith

5.1	Opinion of McCarthy Tétrault LLP as to the validity of the Common Shares	Filed herewith

23.1	Consent of PricewaterhouseCoopers LLP	Filed herewith

24.1	Power of Attorney (included on the signature page of this Registration Statement)	Filed herewith